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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF THE REGISTRANT, MEGO FINANCIAL CORP.

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                                           JURISDICTION OF  PERCENT
NAME OF SUBSIDIARY                          INCORPORATION    OWNED    PARENT
------------------                         ---------------   -----    ------
Preferred Equities Corporation                 Nevada         100%     Mego
Brigantine Preferred Properties, Inc.          Nevada         100%     PEC
The Brig, Inc.                               New Jersey        99%     BPP
Brigantine Inn Marketing, Inc.               New Jersey       100%     BPP
Brigantine Inn Management, Inc.              New Jersey       100%     BPP
Central Nevada Utilities Company               Nevada         100%     PEC
Central Nevada Realty Company                  Nevada         100%     PEC
Southern Colorado Properties, Inc.            Colorado        100%     PEC
Colorado Land and Grazing Corp.               Colorado        100%     PEC
Calvada Springs Corporation                    Nevada         100%     PEC
Preferred Vacation Resorts, Inc.               Nevada         100%     PEC
First National Equity Corp.                    Nevada         100%     PEC
Calvada Homes, Inc.                            Nevada         100%     PEC
Preferred Equities Insurance Agency, Inc.      Nevada         100%     PEC
Preferred Colorado Land Co.                   Colorado         80%     PEC
Steamboat Suites, Inc.                        Colorado        100%     PEC
RVS Marketing, Inc.                            Texas          100%     PEC
Overlook Food and Beverage Company            Colorado        100%     PEC
Calvada Properties Corporation                 Nevada         100%     PEC
First Corporation of Nevada                    Nevada         100%     PEC
Preferred Management Corp.                     Nevada         100%     PEC
Resort Properties Advertising, Inc.            Nevada         100%     PEC
Sunburst Development, Inc.                     Nevada         100%     PEC
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